Exhibit 99.1

FINAL:  For Release

NEW YORK & COMPANY, INC. REPORTS A 37.5% INCREASE IN FIRST QUARTER 2008
EARNINGS, EXCEEDING EXPECTATIONS

Raises Guidance

New York, NY — May 22, 2008 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 586 retail stores, today announced results for the first quarter ended May 3, 2008.

The results of operations discussed below are for the Company’s continuing operations only, the New York & Company brand.

For the first quarter of fiscal year 2008, net sales were $270.1 million, as compared to $274.2 million for the first quarter of fiscal year 2007. Comparable store sales for the first quarter of fiscal year 2008 decreased 6.6%, compared to a 0.7% decrease in the prior year first quarter. Net income from continuing operations for the first quarter of fiscal year 2008 was $6.7 million, or $0.11 per diluted share, as compared to prior year net income from continuing operations of $5.2 million, or $0.08 per diluted share, representing a 37.5% increase in earnings per diluted share.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated: “We are pleased to report better than expected first quarter results.  During the period, we maintained our inventory and expense management discipline while providing our customers with compelling fashions across our apparel and accessory categories.  At the same time, we eliminated non-brand building promotions.  These strategies, in a difficult consumer environment, proved highly successful for our Company and brand, as evidenced by our increase in gross profit margin and a 37.5% rise in earnings per share for the period.  We expect the environment for consumer spending to remain difficult this year and as such will maintain our previously stated strategies.  We expect fiscal 2008 to represent significant accomplishments toward achieving our goals of building brand loyalty, increasing earnings and enhancing value for our shareholders.”

Significant highlights with respect to the first quarter include the following:

•                                  Favorable response to spring assortments, particularly wear-to-work and accessories categories, along with the elimination of non-brand building promotions led to a significant improvement in merchandise margin and a net increase of  210 basis points in gross profit margin versus the same period a year ago;

•                                  Reduced inventory by 10.5% on an average store basis driven by disciplined inventory management;

•                                  Improvement in operating cash flows of $27.0 million as compared to the same period a year ago;

•                                  Controlled costs with selling, general and administrative expenses declining by 4.3% on an average store basis; and

•                                  Further strengthened the balance sheet with $61 million in cash versus $37 million at the end of last year’s first quarter while reducing debt by $6 million versus last year’s first quarter end.

Outlook

The Company expects to continue its successful strategy of improving margin through disciplined promotions and inventory control during what we anticipate to be a challenging business environment.  The Company’s outlook for the second quarter of fiscal year 2008 reflects comparable store sales in the negative mid single-digit range with margins improving versus the same period a year ago.  The Company’s current outlook for earnings per diluted share in the second quarter of fiscal year 2008 is in the range of $0.05 to $0.10. This compares to actual second quarter of fiscal year 2007 earnings per diluted share of $0.08.  During the second quarter of fiscal year 2008, the Company plans to open approximately 13 stores, ending the quarter with approximately 599 stores.

In fiscal year 2008, the Company expects comparable store sales to be in the low to mid negative single-digit range and earnings per diluted share to be in the range of $0.44 to $0.54.  This compares to the Company’s previous guidance range of $0.42 to $0.52 and compares to actual fiscal year 2007 earnings per diluted share of $0.44.

During fiscal year 2008, the Company plans to open 25 to 30 stores, close approximately 12 stores and remodel approximately 12 stores, ending the fiscal year with 591 to 596 stores and approximately 3.3 million selling square feet in operation, with new stores representing approximately 110,000 selling square feet.  Capital expenditures are estimated in the range of $48.0 million to $52.0 million in fiscal year 2008 versus $75.5 million in fiscal year 2007.  Depreciation expense for the year is estimated at $44.0 million.

Quarterly Comparable Store Sales

The Company also announced that beginning in the second quarter of fiscal year 2008, it will report comparable store sales results at the same time it reports quarterly earnings.  Quarterly comparable store sales and earnings for the second quarter are expected to be released on or about August 21, 2008.

Conference Call Information

A conference call to discuss the first quarter of fiscal year 2008 results is scheduled for today Thursday, May 22, 2008 at 8:00 am Eastern Daylight Time.  Investors and analysts interested in participating in the call are invited to dial (800) 922-9655, referencing conference ID number 47592579, approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until midnight on May 29, 2008 and can be accessed by dialing (800) 642-1687 and enter conference ID number 47592579 and pin: 1079.

Investor/Media Contact:

Integrated Corporate Relations

(203) 682-8200

Investor: Allison Malkin

Media: Kellie Baldyga

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate stores successfully and the potential lack of availability of suitable store locations on acceptable terms; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends, develop new merchandise and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) our dependence on the success of our brand; (vii) competition in our market, including promotional and pricing competition; (viii) our reliance on the effective use of customer information; (ix) our ability to service any debt we incur from time to time as well as our ability to maintain the requirements that the agreements related to such debt impose upon us; (x) the susceptibility of our business to extreme and/or unseasonable weather conditions; (xi) our ability to retain, recruit and train key personnel; (xii) our reliance on third parties to manage some aspects of our business; (xiii) changes in the cost of raw materials, distribution services or labor, including federal and state minimum wage rates; (xiv) the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; (xv) our reliance on foreign sources of production, including the disruption of imports by labor disputes, political instability, legal and regulatory matters, duties, taxes, other charges and quotas on imports, local business practices, potential delays in shipping and related pricing impacts and political issues and fluctuation in currency and exchange rates; (xvi) the potential impact of natural disasters and health concerns relating to outbreaks of widespread diseases, particularly on manufacturing operations of our vendors; (xvii) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xviii) our ability to successfully integrate new or acquired businesses into our existing business; (xix) our reliance on manufacturers to maintain ethical business practices; (xx) our ability to protect our trademarks and other intellectual property rights; (xxi) our ability to maintain, and our reliance on, our information technology infrastructure; (xxii) the effects of government regulation; and (xxiii) the control of the company by our sponsors and any potential change of ownership of those sponsors; and (xxiv) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of New York & Company retail stores and E-commerce store at www.nyandcompany.com. The Company currently operates 586 stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Three months ended May 3, 2008	% of net sales	Three months ended May 5, 2007	% of net sales
Net sales	$270,069	100.0%	$274,186	100.0%

Cost of goods sold, buying and occupancy costs	186,128	68.9%	194,743	71.0%

Gross profit	83,941	31.1%	79,443	29.0%

Selling, general and administrative expenses	72,575	26.9%	70,525	25.7%

Operating income	11,366	4.2%	8,918	3.3%

Interest expense, net of interest income	124	—%	261	0.1%

Income from continuing operations before income taxes	11,242	4.2%	8,657	3.2%

Provision for income taxes	4,519	1.7%	3,480	1.3%

Income from continuing operations	6,723	2.5%	5,177	1.9%

Loss from discontinued operations, net of taxes	—	—%	(4,375)	(1.6)%

Net income	$6,723	2.5%	$802	0.3%

Basic earnings per share from continuing operations	$0.11		$0.09
Basic loss per share from discontinued operations	—		(0.08)
Basic earnings per share	$0.11		$0.01

Diluted earnings per share from continuing operations	$0.11		$0.08
Diluted loss per share from discontinued operations	—		(0.07)
Diluted earnings per share	$0.11		$0.01

Weighted average shares outstanding:
Basic shares of common stock	59,274		57,805
Diluted shares of common stock	61,232		60,869

Selected operating data for continuing operations:
(Dollars in thousands, except square foot data)
Comparable store sales decrease	(6.6)%		(0.7)%
Net sales per average selling square foot (a)	$81		$84
Net sales per average store (b)	$464		$507
Average selling square footage per store (c)	5,711		6,010

(a)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(b)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(c)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands)	May 3, 2008	February 2, 2008	May 5, 2007
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$61,312	$73,734	$36,527
Accounts receivable	22,605	18,523	23,004
Income taxes receivable	3,108	11,730	—
Inventories, net	119,685	103,923	124,351
Prepaid expenses	21,649	21,991	19,791
Other current assets	2,323	1,913	2,630
Current assets of discontinued operations	494	716	7,639
Total current assets	231,176	232,530	213,942

Property and equipment, net	243,882	239,557	205,236
Intangible assets	14,843	14,843	14,843
Other assets	1,425	1,500	1,429
Non-current assets of discontinued operations	5	26	35,918
Total assets	$491,331	$488,456	$471,368
Liabilities and stockholders’ equity
Current liabilities:
Current portion — long-term debt	$6,000	$6,000	$6,000
Accounts payable	77,842	77,177	73,534
Accrued expenses	53,708	53,618	49,517
Income taxes payable	—	—	2,478
Deferred income taxes	2,631	3,928	2,882
Current liabilities of discontinued operations	2,029	7,328	5,554
Total current liabilities	142,210	148,051	139,965

Long-term debt, net of current portion	18,000	19,500	24,000
Deferred income taxes	3,410	3,747	1,923
Deferred rent	75,911	72,537	59,866
Other liabilities	4,671	4,660	613
Non-current liabilities of discontinued operations	—	—	2,087
Total liabilities	244,202	248,495	228,454

Total stockholders’ equity	247,129	239,961	242,914
Total liabilities and stockholders’ equity	$491,331	$488,456	$471,368

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)	Three months ended May 3, 2008	Three months ended May 5, 2007

Operating activities
Net income	$6,723	$802
Less: Loss from discontinued operations, net of taxes	—	(4,375)
Income from continuing operations	6,723	5,177
Adjustments to reconcile net income to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	10,397	8,723
Amortization of deferred financing costs	44	69
Share-based compensation expense	330	442
Deferred income taxes	(1,634)	(1,608)
Changes in operating assets and liabilities:
Accounts receivable	(4,082)	(9,218)
Income taxes receivable	8,622	—
Inventories, net	(15,762)	(22,095)
Prepaid expenses	342	(208)
Accounts payable	665	10,580
Accrued expenses	90	(9,676)
Income taxes payable	—	(6,226)
Deferred rent	3,374	6,033
Other assets and liabilities	(411)	(301)
Net cash provided by (used in) operating activities of continuing operations	8,698	(18,308)

Investing activities
Capital expenditures (a)	(14,679)	(11,537)
Net cash used in investing activities of continuing operations	(14,679)	(11,537)

Financing activities
Repayment of debt	(1,500)	(1,500)
Proceeds from exercise of stock options	11	123
Excess tax benefit from exercise of stock options	104	3,061
Other	—	(36)
Net cash (used in) provided by financing activities of continuing operations	(1,385)	1,648

Cash flows from discontinued operations
Operating cash flows	(5,278)	(3,201)
Investing cash flows	—	(75)
Financing cash flows	—	—
Net cash used in discontinued operations	(5,278)	(3,276)

Net decrease in cash and cash equivalents	(12,644)	(31,473)

Cash and cash equivalents at beginning of period (including cash at discontinued operations of $223 and $206, respectively)	73,957	68,064
Cash and cash equivalents at end of period (including cash at discontinued operations of $1 and $64, respectively)	$61,313	$36,591

(a)

The increase as compared to the prior year was primarily caused by Information Technology expenditures substantially relating to new or enhanced systems and to a lesser extent, due to the timing of new store openings.  For full fiscal year 2008, capital expenditures are estimated in the range of $48 million to $52 million versus $75.5 million in fiscal year 2007.

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Store Count and Selling Square Footage
(Unaudited)

Fiscal Year 2008	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores remodeled during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	578	10	2	(2)	586
2nd Quarter (Projected)	586	13	5	—	599
3rd Quarter (Projected)	599	3	5	(2)	600
4th Quarter (Projected)	600	—	—	(8)	592

Fiscal Year 2008	Total selling square feet at beginning of the quarter	Selling square feet for stores opened during the quarter	Reduction of selling square feet for stores remodeled during the quarter	Reduction of selling square feet for stores closed during the quarter	Total selling square feet at end of the quarter
1st Quarter (Actual)	3,327,450	42,139	(8,761)	(14,122)	3,346,706
2nd Quarter (Projected)	3,346,706	54,952	(15,475)	—	3,386,183
3rd Quarter (Projected)	3,386,183	13,013	(15,736)	(10,415)	3,373,045
4th Quarter (Projected)	3,373,045	—	—	(54,484)	3,318,561